Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS	MEDIA
Kevin Twomey	Karen Rugen
(717) 731-6540	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

CHIEF MARKETING OFFICER MARK PANZER TO LEAVE RITE AID

Camp Hill, PA, November 8, 2007 - Rite Aid Corporation (NYSE: RAD) today announced that Mark Panzer, senior executive vice president and chief marketing officer, will leave the company.

Panzer was responsible for merchandising, marketing and supply chain at Rite Aid.  With his departure, these functions will report directly to Rob Easley, Rite Aid’s chief operating officer.

“Since Mark joined Rite Aid in 2001, he has contributed to the success of our company in several key roles on our leadership team,” said Mary Sammons, Rite Aid chairman, president and chief executive officer.  “We thank him for his hard work and dedication during his six years with us.”

Rite Aid is one of the nation’s leading drugstore chains with approximately 5,100 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

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